COMMERCIAL LEASE AND DEPOSIT RECEIPT

Received From BIOMARINE TECHNOLOGIES, INC. hereinafter referred to as LESSEE, the sum of $ N/A (N/A DOLLARS), evidenced by check, made payable to THREE P, INC., as a deposit which, upon acceptance of this lease, shall belong to Lessor and shall be applied as follows:


                                       TOTAL     RECEIVED     BALANCE
                                                              DUE PRIOR
                                                              TO
                                                              OCCUPANCY
Rent for the period
from N/A to N/A                        $ .00     $    .00     $     .00
                                       ------    ---------    ---------
Sales Tax (N/A)                        $ .00     $    .00     $     .00
                                       ------    ---------    ---------

Security Deposit                       $ .00     $    .00     $     .00
                                       ------    ---------    ---------

TOTAL                                  $ .00     $    .00     $     .00
                                       ======    =========    ===========


In the event that this lease is not accepted by the Lessor within 30 days, the total deposit received shall be refunded. Lessee hereby offers to lease from Lessor the premises situated in the City of Gulf Breeze, County of Santa Rosa, State of Florida, described as 1198 Gulf Breeze Parkway, Suite #8A, Gulf Breeze, Florida 32561, more particularly described as the 1,181 (+/-) SF on the Southeast corner of the building, upon the following TERMS AND CONDITIONS:

1. TERM: The term hereof shall commence on September 1, 1998, and continue on a month to month basis for no more than twelve (12) months. During this twelve
(12) month period, either the Lessee or the Lessor shall have the right to terminate this Lease Agreement with sixty (60) days advance written notice to the other party.
2. RENT: The total rent shall be $12,240.000, payable as follows: $1,020.00 per month, plus applicable sales tax (currently 7%) for a total monthly payment of $1,091.40, due on or before the first day of the month for which the rent is charged. All rents shall be paid to Owner of his authorized agent, of the following address: THREE P, INC., 3811 Idlewood Drive, Pensacola, FL 32505, or at such places as may be designated by Owner from time to time. In the event rent is not paid within 5 days after due date, Tenant agrees to pay a late charge of 10% of the base rent amount, plus sales tax per month on the delinquent amount. Tenant further agrees to pay $25.00 for each dishonored bank check. THE LATE CHARGE PERIOD IS NOT A GRACE PERIOD, and owner is entitle to make written demand for any rent if not paid when due. Any unpaid balances remaining after termination of occupancy are subject to 1 1/2% interest per month or the maximum rate allowed by law.
3. USE: The premises are to be used for the operation of BioMarine Technologies, Inc. & affiliates office and for no other purpose, without prior written consent of Lessor.
4. USES PROHIBITED: Lessee shall not use any portion of the premises for the purposed other than those specified herein above, and no use shall be made or permitted to be made upon the premises, nor acts done, which will increase the existing rate of insurance upon the property, or cause cancellation of insurance policies covering said property. Lessee shall not conduct or permit any sale by auction on the premises.
5. ASSIGNMENT AND SUBLETTING: Lessee shall not assign this lease or sublet any portion of the premises without prior consent of the Lessor, which shall not be unreasonably withheld. Any such assignment or subletting without prior consent shall be void and, at the option of the Lessor, may terminate this lease.
6. ORDINANCES AND STATUES: Lessee shall comply with all statues, ordinances and requirements of all municipal, state and federal authorities now in force, or which may hereafter be in force, pertaining to the premises occasioned by or affecting the use thereof by Lessee. The commencement or pendency of any state or federal court abatement proceeding affecting the use of the premises shall, at the option of the Lessor, be deemed a breach hereof.
7. MAINTENANCE, REPAIRS, ALTERATIONS: Lessee acknowledges that the premises are in good order and repair, unless otherwise indicated herein Lessee shall, at his own expense and at all times, maintain the premises in good and safe condition, including plate glass, electrical wiring, plumbing and heating installations and any other system or equipment upon the premises and shall surrender the same, at termination hereof, in as good condition as received, normal wear and tear expected. Lessee shall be responsible for all repairs required, excepting the roof, exterior walls and structural foundations which shall be maintained by Lessor. Lessor shall also maintain in good condition such portions adjacent to the premises, such as sidewalks, driveways, lawns and shrubbery. No improvements or alteration of the premises shall be made without the prior written consent of the Lessor. Prior to the commencement of any substantial repair, improvement, or alternation, Lessee shall give Lessor at least (2) days written notice in order that Lessor may post appropriate notices to avoid any liability for liens. Lessee shall not commit any waste upon the premises, or any nuisance or act which may disturb the quite enjoyment of any tenant in the building.

*Lessee shall be responsible for day to day maintenance and upkeep of the HVAC system, but Lessor will be responsible for major repairs and replacement of the system, if it becomes necessary. Major repairs shall be considered to be those costing over $200.00

8. ENTRY AND INSPECTION: Lessee shall permit Lessor or Lessor's agents to enter upon the premises at reasonable times and upon reasonable notice, for the purpose of inspecting the same, and will permit Lessor at any time within (60) days prior to the expiration of this lease, to place upon the premises any usual "To Let" or "For Lease" signs, and permit persons desiring to lease the same to inspect the premises thereafter.
9. INDEMNIFICATION OF LESSOR: Lessor shall not be liable for any damage or injury to Lessee, or any other person, or to any property, occurring on the demised premises or any part thereof, and Lessee agrees to hold Lessor harmless from any claims for damages, no matter how caused.
10. POSSESSION: If Lessor is unable to deliver possession of the premises at the commencement hereof, Lessor shall not be liable for any damage caused thereby, nor shall this lease be void or voidable, but Lessee shall not be liable for any rent until possession is delivered. Lessee may terminate this lease if possession is not delivered within n/a days of the commencement of the term hereof.
11. LESSEE'S INSURANCE: Lessee, at his expense, shall maintain plate glass and public liability insurance including bodily injury and property damage insuring Lessee and Lessor with minimum coverage as follows: $350,000 minimum coverage. Lessee shall provide Lessor with a certificate of Insurance showing Lessor as additional insured. The policy shall require ten (10) days written notice to Lessor prior to cancellation or material change of coverage.
12. LESSOR'S INSURANCE: Lessor shall maintain hazard insurance covering eighty percent replacement cost of the improvements throughout the lease term. Lessor's insurance will not insure Lessee's personal property or leasehold improvements. Lessee shall reimburse Lessor for said insurance coverage for the portion of the property occupied by Lessee.
13. SUBROGATION: To the maximum extent permitted by insurance policies which may be owned by Lessor or Lessee, Lessee and Lessor, for the benefit of each other, waive any and all rights of subrogation which might otherwise exist.
14. UTILITIES: Lessor agrees that he shall be responsible for the payment of water and sewer. Lessee shall be responsible for electricity.
15. SIGNS: Lessor reserves the exclusive right to the roof, side and rear walls of the premises. Lessee shall not construct any projecting sign or awning without the prior written consent of Lessor which consent shall not be unreasonably withheld.
16. ABANDONMENT OF PREMISES: Lessee shall not vacate or abandon the premises at any time during the term hereof, and if Lessee shall abandon or vacate the premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Lessee left upon the premises shall be deemed to be abandoned, at the option of Lessor.
17. CONDEMNATION: If any part of the premises shall be taken or condemned for public use, and a part thereof remains which is susceptible of occupation hereunder, this lease shall, as to the part taken, terminate as of the date the condemnor acquires possession, and thereafter Lessee shall be required to pay such proportion of the rent for the remaining term as the value of the premises remaining bears to the total value of the premises at the date of condemnation; provided however, that Lessor may at his option, terminate this lease as of the date the condemnor acquires susceptible for use hereunder, this lease shall terminate upon the date upon which the condemnor acquires possession. All sums which may be payable on account of any condemnation shall belong to the Lessor, and Lessee shall not be entitled to any part thereof, provided however, that Lessee shall be entitled to retain any amount awarded to him for his trade fixtures or moving expenses.
18. TRADE FIXTURES: Any and all improvements made to the premises during the term hereof shall belong to the Lessor, except trade fixtures of the Lessee. Lessee may, upon termination hereof, remove all his trade fixtures, but shall repair or pay for all repairs necessary for damages to the premises occasioned by removal.
19. DESTRUCTION OF PREMISES: In the event of a partial destruction of the premises during the term hereof, from any cause, Lessor shall forthwith repair the same, provided that such repairs can be made within (60) days under existing governmental laws and regulations, but such partial destruction shall not terminate this lease, except that Lessee shall be entitled to a proportionate reduction of rent while such repairs are being made, based upon the extent to which the making of such repairs shall interfere with the business of the Lessee on the premises. If such repairs cannot be made within said (60) days, Lessor, at his option, may make the same within a reasonable time, this lease continuing in effect with the rent proportionately abated as aforesaid, and in the event that Lessor shall not elect to make such repairs which cannot be made within (60) days, this lease may be terminated at the option of either party. In the event the building in which the demised premises may be situated in destroyed to an extent of not less than one-third of the replacement costs thereof, Lessor may elect to terminate this lease whether the demised premises be injured or not. A total destruction of the building in which the premises may be situated shall terminate this lease. In the event of any dispute between Lessor and Lessee with respect to the provisions hereof, the matter shall be settled by arbitration in such a matter as the parties may agree upon, or if they cannot agree, in accordance with the rules of the American Arbitration Association.
20. HAZARDOUS MATERIALS: Lessee shall not use, store, or dispose of any hazardous substances upon the premises, except use and storage of such substances if they are customarily used in Lessee's business, and such use and storage complies with all environmental laws. Hazardous substances means any hazardous waste, substance or toxic materials regulated under any environmental laws or regulations applicable to the property.
21. INSOLVENCY: In the event a receiver is appointed to take over the business of Lessee, or in the event Lessee makes a general assignment for the benefit of creditors, or Lessee takes or suffers any action under any insolvency or bankrupt act, the same shall constitute breach of this lease by Lessee.
22. REMEDIES OF OWNER ON DEFAULT: In the event any breach of this lease by Lessee, Lessor may, at his option, terminate the lease and recover from
Lessee: (a) the wroth at the time of award of the unpaid rent which was earned at the time of termination; (b) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of the award exceeds the amount or such rental loss that the Lessee proves could have been reasonably avoided; (c) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Lessee proves could be reasonable avoided; and (d) any other amount necessary to compensate Lessor for all detriment proximately caused by Lessee's failure to perform his obligations under the lease or which in the ordinary course of things would be likely to result therefrom. Lessor may, in the alternative, continue this lease in effect, as long as lessor does not terminate Lessee's right to possession, and Lessor may enforce all his rights and remedies under the lease, including the right to recover the rent as it becomes due under the lease. If said breach of lease continues, lessor may, at any time thereafter, elect to terminate the lease. Nothing contained herein shall be deemed to limit any other rights or remedies which Lessor may have.
23. SECURITY: The security deposit set forth in prior lease shall secure the performance of the Lessee's obligations hereunder. Lessor may, but shall not be obligated to apply all or portions of said deposit on account of Lessee's obligations hereunder. Any balance remaining upon termination shall be returned to Lessee. Lessee shall not have the right to apply the Security Deposit in payment of the last month's rent.
24. DEPOSIT REFUNDS: The balance of all deposits shall be reduced within two weeks from date possession is delivered to Owner or his authorized agent, together with a statement showing any changes made against such deposits by Owner.
25. WAIVER OF RIGHT TO JURY TRIAL: In the event there shall be a dispute between Lessor and Lessee and wither party shall file an action against the other party to enforce their rights under this lease, to interpret the Lease terms, or arising out of their relationship as Lessee and Lessor, the parties agree that the matter shall be tried by the court without a jury and each party specifically waives the right to a jury trial in any such action.

26. ATTORNEY'S FEE AND COSTS: In any action or proceeding involving a dispute between Lessor, Lessee and/or Broker, arising out of the execution of this lease, or to collect commissions, or to enforce the terms and conditions of this lease, or to recover possession of the premises form Lease, the prevailing party shall be entitled to receive from the other party a reasonable attorney's fee, expert fees, appraisal fees and all other costs incurred in connection with such action or proceedings, to be determined by the court or arbitrator(s).
27. WAIVER: No failure of Lessor to enforce any term hereof shall be deemed to be a waiver.
28. NOTICES: Any notice which either party may or is required to give, shall be given by mailing the same, postage prepaid to Lessee at the premises, or Lessor at the address shown below, or at such other places as may be designated by the parties from time to time.
29. HOLDING OVER: Any holding over after the expiration of this lease, with the consent of the Lessor, shall be construed as a month-to-month tenancy at a rental of n/a per month, otherwise in accordance with the terms hereof, as applicable.
30. TIME:  Time is of the essence of this lease.
31. HEIRS, ASSIGNS, SUCCESSORS: This lease is binding upon and insures to the benefit of the heirs, assigns and successors in interest to the parties.
32. TAX INCREASE: In the event there is any increase during any year of the term of this lease in the City, County or State real estate taxes over and above the amount of such taxes assessed for the tax year during which the term of this lease commences, whether because of increased rate or valuation, Lessee shall pay to Lessor upon presentation paid tax bills an amount equal to ____% of the increase in taxes upon the land and building in which the leased premises are situated. In the event that such taxes are assessed for a tax year extending beyond the term of the lease, the obligation of Lessee shall be proportionate to the portion of the lease term included in such year.
33. COST OF LIVING INCREASE: The rent provided for in Paragraph 2 shall be adjusted effective upon the first day of the month immediately following the expiration of n/a months from date of commencement at the expiration of each
 ____ months thereafter in accordance with changes in the U.S. Consumer Price Index for All Urban Consumers (1982-84=100) hereinafter called the CPI. The monthly rent shall be increased to an amount equal to the monthly rent set forth in Paragraph 2 multiplied by a fraction the numerator of which is the CPI for the second calendar month immediately preceding the adjustment date and the denominator of which is the CPI for the second calendar month preceding the commencement of the lease term. Provided, however, in no event shall the monthly rent be less than the amount set forth in Paragraph 2.
34. OPTION TO RENEW: Provided that Lessee is not in default in the performance of this lease, Lessee shall have the option to renew the lease for an additional term of twelve (12) months commencing at the expiration of the initial lease term. All of the terms and conditions of the lease shall apply during the renewal term except that the monthly rent shall be the sum of $1,181.00 per month, plus sales tax (currently 7%) plus an amount adjusted to include changes in the U. S. Consumer Price Index (CPI), but no less than $1,181.00 per month.
The option sahll be exercised by written notice given to Lessor no less than 90 days prior to the expiration of the initial lease term. If notice is not given in the manner provided herein within the time specified, this option shall expire.
35. LESSOR'S LIABILITY: The term "Lessor" , as used in this paragraph, shall mean only the owner of the real property or a Lessee's interest in a ground lease of the premises. In the event of any transfer of such title or interest, the Lessor named herein (or grantor in case of any subsequent transfers) shall be relieved of all liability related to Lessor's obligations to be performed after such transfer. Provided however, that any funds in the hands of Lessor or Grantor at the time of such transfer shall be delivered to Grantee.
Lessor's obligations hereunder shall be binding upon Lessor's successors and assigns only during their respective periods of ownership.
36. ESTOPPEL CERTIFICATE:  a) Lessee shall at any time upon not less than ten
(10)days prior written notice from lessor execute, acknowledge and deliver to Lessor a statement in writing (1) certifying that this lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this lease, as so modified, is in full force and effect), the amount of any security deposit, and the date to which the rent and other charges are paid in advance, if any, and (2) acknowledging that there are not, to Lessee's knowledge, any uncured defaults on the part of Lessor hereunder, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective buyer or encumbrancer to the Premises. b) At Lessor's option, Lessee's failure to deliver such statement within such time shall be a material breach of this Lease or shall be conclusive upon Lessee (1) that this Lease is in full force and effect, without modification except as may be represented by Lessor, (2) that there are no uncured defaults in Lessor's performance, and (3) that not more than one month's rent has been paid in advance or such failure may be considered by Lessor as, a default by Lessee under this Lease. c) If Lessor desires to finance, or sell the Premises, or any part thereof, Lessee hereby agrees to deliver to any lender or buyer designated by Lessor such financial statements of Lessee as may be reasonably required by such lender or buyer. Such statements shall include the past three years' financial statements of Lessee. All such financial statements shall be received by Lessor and such lender or buyer in confidence shall be used only for the purpose herein set forth.
37. COMMON AREA EXPENSES: In the event the demised premises are situated in a shopping center or in a commercial building in which there are common areas, Lessor agrees to pay of maintenance, taxes, and insurance for the common area.
38. ADDENDUM: An addendum, signed by the parties, ___is attached, X, is not attached hereto.


ENTIRE AGREEMENT: The foregoing constitutes the entire agreement between the parties and may be modified only by a writing signed by both parties. The following Exhibits, if any, have been made a part of this lease before the parties' execution hereof:

The undersigned Lessee hereby acknowledges receipt of a copy hereof.

                                                  Dated:---------------------

----------------------------Witness               ----------------------Lessor

Printed Name-----------------------               ----------------------Lessor

                                                  ---------------------Address

                                                  -----------------------Phone


ACCEPTANCE

The undersigned Lessee hereby acknowledges receipt of a copy hereof.

                                                   Dated:---------------------

---------------------------Witness                 ---------------------Lessee

Printed Name----------------------                 ---------------------Lessee

                                                   --------------------Address

                                                   ----------------------Phone